Exhibit 4.1

EXECUTION VERSION

APTARGROUP, INC.

Senior Notes Issuable in Series

$125,000,000 aggregate principal amount
3.49% Senior Notes, Series 2014-A-1, due December 16, 2023

$100,000,000 aggregate principal amount

3.49% Senior Notes, Series 2014-A-2, due February 26, 2024

$125,000,000 aggregate principal amount
3.61% Senior Notes, Series 2014-A-3, due December 16, 2025

$125,000,000 aggregate principal amount

3.61% Senior Notes, Series 2014-A-4, due February 26, 2026

NOTE PURCHASE AGREEMENT

Dated as of December 16, 2014

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SCHEDULE A	—	DEFINED TERMS

SCHEDULE 1.1(a)	—	FORM OF 3.49% SENIOR NOTE, SERIES 2014-A-1, DUE DECEMBER 16, 2023

SCHEDULE 1.1(b)	—	FORM OF 3.49% SENIOR NOTE, SERIES 2014-A-2, DUE FEBRUARY 26, 2024

SCHEDULE 1.1(c)	—	FORM OF 3.61% SENIOR NOTE, SERIES 2014-A-3, DUE DECEMBER 16, 2025

SCHEDULE 1.1(d)	—	FORM OF 3.61% SENIOR NOTE, SERIES 2014-A-4, DUE FEBRUARY 26, 2026

SCHEDULE 1.2(A)	—	FORM OF SUPPLEMENTAL NOTE

SCHEDULE 1.2(B)	—	FORM OF SUPPLEMENTAL NOTE PURCHASE AGREEMENT

SCHEDULE 4.4(A)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY

SCHEDULE 4.11	—	BANK CREDIT AGREEMENT AMENDMENT

SCHEDULE 5.3	—	DISCLOSURE MATERIALS

SCHEDULE 5.4	—	SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.5	—	FINANCIAL STATEMENTS

SCHEDULE 5.11	—	LICENSES, PERMITS, ETC.

SCHEDULE 5.12	—	COMPLIANCE WITH ERISA

SCHEDULE 5.15	—	EXISTING DEBT

SCHEDULE 9.7(A)	—	FORM OF SUBSIDIARY GUARANTY

SCHEDULE 10.1	—	EXISTING INVESTMENTS

SCHEDULE 10.2	—	EXISTING LIENS

SCHEDULE B	—	INFORMATION RELATING TO PURCHASERS

APTARGROUP, INC.	NOTE PURCHASE AGREEMENT

AptarGroup, Inc.
475 West Terra Cotta Avenue, Suite E
Crystal Lake, Illinois  60014
(815) 477-0424  FAX: (815) 477-0481

Senior Notes Issuable in Series

$125,000,000 aggregate principal amount
3.49% Senior Notes, Series 2014-A-1, due December 16, 2023

$100,000,000 aggregate principal amount
3.49% Senior Notes, Series 2014-A-2, due February 26, 2024

$125,000,000 aggregate principal amount
3.61% Senior Notes, Series 2014-A-3, due December 16, 2025

$125,000,000 aggregate principal amount

3.61% Senior Notes, Series 2014-A-4, due February 26, 2026

Dated as of December 16, 2014

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE B HERETO:

Ladies and Gentlemen:

AptarGroup, Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.4, the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.                                          AUTHORIZATION OF NOTES.

Section 1.1.                                Series 2014-A Notes.  (a) The Company is contemplating the issue and sale of up to $750,000,000 aggregate principal amount of its senior notes issuable in series (the “Notes”, such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement).  The Notes may be issued in one or more series as provided in Section 1.2.  Certain capitalized and other terms used in this Agreement are defined in Schedule A.  References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

(b)                                  The Company has authorized, as the initial series of Notes hereunder, the issue and sale of (i) $125,000,000 aggregate principal amount of Notes to be designated as its 3.49% Senior Notes, Series 2014-A-1, due December 16, 2023 (the “Series 2014-A-1 Notes”),

(ii) $100,000,000 aggregate principal amount of Notes to be designated as its 3.49% Senior Notes, Series 2014-A-2, due February 26, 2024 (the “Series 2014-A-2 Notes”), (iii) $125,000,000 aggregate principal amount of Notes to be designated as its 3.61% Senior Notes, Series 2014-A-3, due December 16, 2025 (the “Series 2014-A-3 Notes”) and (iv) $125,000,000 aggregate principal amount of Notes to be designated as its 3.61% Senior Notes, Series 2014-A-4, due February 26, 2026 (the “Series 2014-A-4 Notes” and together with the Series 2014-A-1 Notes, the Series 2014-A-2 Notes and the Series 2014-A-3 Notes, the “Series 2014-A Notes”, such term to include any such Notes issued in substitution therefor pursuant to Section 13).  The Series 2014-A-1 Notes, the Series 2014-A-2 Notes, the Series 2014-A-3 Notes and the Series 2014-A-4 Notes  shall be substantially in the form set out in Schedule 1.1(a), Schedule 1.1(b), Schedule 1.1(c) and Schedule 1.1(d), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

Section 1.2.                                Subsequent Series.  Each series of Notes, other than the Series 2014-A Notes, will be issued pursuant to an agreement substantially in the form of the Supplemental Note Purchase Agreement attached hereto as Schedule 1.2(B) (a “Supplemental Note Purchase Agreement”) and will be subject to the following terms and conditions:

(a)                        the designation of each series of Notes shall distinguish the Notes of one series from the Notes of all other series and may consist of more than one different and separate tranches, but all such different and separate tranches of the same series shall constitute one series;

(b)                         Notes of each series shall rank pari passu with each other series of the Notes and with the Company’s other outstanding senior unsecured Debt;

(c)                         each series of Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such prepayments on the dates and with the premiums, if any, as are provided herein and in the Supplemental Note Purchase Agreement under which such Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or, subject to Section 1.2(d), other terms and provisions as shall be specified in such Supplemental Note Purchase Agreement;

(d)                         any additional covenants, Defaults, Events of Default, rights or similar provisions that are added by a Supplemental Note Purchase Agreement for the benefit of the series of Notes to be issued pursuant to such Supplemental Note Purchase Agreement shall apply to all outstanding Notes, whether or not the Supplemental Note Purchase Agreement so provides; and

(e)                         except to the extent provided in foregoing clause (c), all of the provisions of this Agreement shall apply to the Notes of each series.

Each series of Notes, other than the Series 2014-A Notes, shall be substantially in the form set out in Schedule 1.2(A), with such changes therefrom, if any, as may be approved by the purchasers of such Notes and the Company.  The Purchasers of the Series 2014-A Notes need not purchase subsequent series of Notes.

SECTION 2.                                          SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closings provided for in Section 3, Series 2014-A Notes in the principal amount and of the tranche specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.                                          CLOSINGS.

The sale and purchase of the Series 2014-A Notes to be purchased by the Purchasers shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at two closings (each a “Closing” and, collectively, the “Closings”).  The first Closing shall be held on December 16, 2014 and the second Closing shall be held on February 26, 2015 or on such other Business Day thereafter on or prior to February 28, 2015 as may be agreed upon by the Company and the Purchasers.  At each Closing, the Company will deliver to each Purchaser the Series 2014-A Notes of the tranche to be purchased by such Purchaser at such Closing in the form of a single Series 2014-A Note (or such greater number of Series 2014-A Notes in denominations of at least $500,000 as such Purchaser may request), dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [Redacted] at Bank of America, 100 West 33rd Street, New York, NY 10001 ABA #026009593.  If at a Closing the Company shall fail to tender such Series 2014-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such non-fulfillment.

SECTION 4.                                          CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Series 2014-A Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1.                                Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made and at such Closing, provided, that the Company shall be permitted to make additions and deletions to any of Schedule 5.4, 5.5 or

5.12 after the first Closing but prior to the date of the second Closing, so long as (a) the Company shall have provided updated copies of the relevant Schedules to such Purchaser at least three Business Days prior to the date of the second Closing and (b) any such additions or deletions are in all respects reasonably satisfactory to such Purchaser as a condition to the second Closing.

Section 4.2.                                Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing.  Before and after giving effect to the issue and sale of the Series 2014-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since September 30, 2014 that would have been prohibited by Sections 10.1 through 10.9 had such Sections applied since such date.

Section 4.3.                                Compliance Certificates.

(a)                                 Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)                                  Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2014-A Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

Section 4.4.                                Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Sidley Austin LLP, special counsel for the Company, covering the matters set forth in Schedule 4.4(a) (and the Company hereby instructs its special counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form as agreed to with Purchasers and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.                                Purchase Permitted by Applicable Law, Etc.  On the date of such Closing such Purchaser’s purchase of Series 2014-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.                                Sale of Other Notes.  Contemporaneously with such Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Series 2014-A Notes to be purchased by it at such Closing as specified in Schedule B.

Section 4.7.                                Payment of Special Counsel Fees.  Without limiting Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Section 4.8.                                Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each tranche of the Series 2014-A Notes by Chapman and Cutler LLP prior to the first Closing.

Section 4.9.                                Changes in Corporate Structure.  The Company shall not have (i) changed its jurisdiction of incorporation, (ii) been a party to any merger or consolidation or (iii) succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5; provided that, for the avoidance of doubt, clause (iii) shall not limit any succession to liabilities by a Subsidiary that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.10.                               Funding Instructions.  At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Series 2014-A Notes is to be deposited.

Section 4.11.                               Amendments.  On or before the date of the first Closing, each Purchaser, or its special counsel, shall have received evidence of an amendment to the Bank Credit Agreement in the form of Schedule 4.11.

Section 4.12.                               Second Closing.  In the case of the second Closing, the transactions contemplated herein with respect to the first Closing shall have been consummated in accordance with the terms and provisions hereof, except to the extent that any failure of such transactions to have been so consummated was caused by any failure of any Purchaser to perform its obligations hereunder.

Section 4.13.                               Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.                                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.                                Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 2014-A Notes and to perform the provisions hereof and thereof.

Section 5.2.                                Authorization, Etc.  This Agreement and the Series 2014-A Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Series 2014-A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.                                Disclosure.  The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc., has delivered to each Purchaser a copy of a Private Placement Offering Memorandum dated November 2014 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries.  Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, including the documents incorporated by reference into the Memorandum, the documents delivered to each Purchaser by the Company at the first Closing and the financial statements listed in Schedule 5.5, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2013, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum, including the documents incorporated by reference into the Memorandum, or in the other documents delivered to the Purchasers by the Company specifically for use in connection with the transactions contemplated hereby.

Section 5.4.                                Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and executive officers.

(b)                                  All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are (in the case of capital stock) fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)                                  Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other legal entity power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)                                  No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.3 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.                                Financial Statements.  The Company has delivered to each Purchaser or made available on EDGAR copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6.                                Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Series 2014-A Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any Material other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) violate or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, other than violations (other than with respect to its corporate charter or bylaws) that would not reasonably be expected to have a Material Adverse Effect.

Section 5.7.                                Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series 2014-A Notes.

Section 5.8.                                Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                  Neither the Company nor any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.                                Taxes.  The Company and its Subsidiaries have filed all Material required income tax returns, including all federal income tax returns, and all other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, is not Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of the U.S. federal, state or other taxes for all fiscal periods are adequate under GAAP.  The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2010.

Section 5.10.                               Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.                               Licenses, Permits, Etc.  Except as disclosed in Schedule 5.11, (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)                                  To the knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)                                  To the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12.                               Compliance with ERISA.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law relating to employee benefit plans (as defined in section 3 of ERISA) or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)                                  Except as disclosed in Schedule 5.12, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)                                  The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that have not been paid or, if unpaid or contingent, that individually or in the aggregate are Material.

(d)                                  The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)                                  The execution and delivery of this Agreement and the issuance and sale of the Series 2014-A Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Series 2014-A Notes to be purchased by such Purchaser.

Section 5.13.                               Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Series 2014-A Notes or any similar Securities for sale to, or solicited any offer to buy the Series 2014-A Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 15 other Institutional Investors, each of which has been offered the Series 2014-A Notes at a private sale for investment, it being understood that, for purposes of calculating the foregoing number of Institutional Investors, all Purchasers that are affiliated with each other have been deemed to constitute one offeree.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.                               Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Series 2014-A Notes hereunder as set forth in Section F of the Memorandum.  No part of the proceeds from the sale of the Series 2014-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock in violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR

224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.  For purposes of the foregoing, margin stock shall not include common stock of the Company held in its treasury.

Section 5.15.                               Existing Debt; Future Liens.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of September 30, 2014 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date through the date hereof there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary the outstanding principal amount of which exceeds $2,000,000 and no event or condition exists with respect to any Debt of the Company or any Subsidiary the outstanding principal amount of which exceeds $2,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)                                  Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as disclosed in Schedule 5.15, and neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

Section 5.16.                               Foreign Assets Control Regulations, Etc.  (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).  Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)                                  No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)                                  Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply in all material respects with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance in all material respects with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)                                  (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)                                  To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder of a Note to be in violation of any law or regulation applicable to such holder; and

(3)                                  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage in violation of applicable law.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply in all material respects with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance in all material respects with all applicable current and future Anti-Corruption Laws.

Section 5.17.                               Status under Certain Statutes.  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.                               Environmental Matters.  Neither the Company nor any Subsidiary has knowledge of any Material claim or has received any notice of any Material claim, and no proceeding has been instituted asserting any Material claim against the Company or any of its Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or other assets nor, to the knowledge of the Company or any Subsidiary, has any such proceeding been instituted against any of their respective real properties formerly owned, leased or operated thereby, respectively, for damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed to each Purchaser in writing:

(a)                        neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or, to the Company’s or such Subsidiary’s knowledge, formerly owned, leased or operated by any of them or other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

(b)                         neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws that would reasonably be expected to result in a Material Adverse Effect; and

(c)                         all buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.                                          REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.                                Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Series 2014-A Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Series 2014-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2014-A Notes.

Section 6.2.                                Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)                        the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)                         the Source is an insurance company separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                         the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                         the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)                         the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)                        the Source is a governmental plan; or

(g)                          the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)                         the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3.                                Status as a Qualified Institutional Buyer.  Each Purchaser severally represents that it is a Qualified Institutional Buyer.

Section 6.4.                                Nonreliance on Margin Stock.  Each Purchaser severally represents that in good faith it is not relying upon any common stock of the Company held in its treasury as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 7.                                          INFORMATION AS TO COMPANY.

Section 7.1.                                Financial and Business Information.  The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a)                        Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date on which such corresponding financial statements are delivered under any Material Credit Facility) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)                                     an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)                                  unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of the specified dates being reported on and their consolidated results of operations and cash flows for the respective periods specified, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)                         Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date on which such corresponding financial statements are delivered under any Material Credit Facility) after the end of each fiscal year of the Company, duplicate copies of

(i)                                     an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)                                  audited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of the specified dates being reported upon and their consolidated results of operations and cash flows for the respective periods, and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)                         SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such Purchaser or holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

(d)                         Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)                         ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)                                     with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)                                  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)                               any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)                        Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(g)                          Resignation or Replacement of Auditors — within 10 Business Days following the date on which the Company’s auditors resign or the Company effects a change in auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request;

(h)                         Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note; and

(i)                          Supplemental Note Purchase Agreements — in the event an additional series of Notes is, or is proposed to be, issued under this Agreement, promptly, and in any event within 10 Business Days after execution and delivery thereof, a true copy of the Supplemental Note Purchase Agreement pursuant to which such Notes are to be, or were, issued.

Section 7.2.                                Officer’s Certificate.  Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)                        Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through 10.4 inclusive, and Section 10.9 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence.  In the event that such information (i) reflects an election by the Company or any Subsidiary to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement or (ii) reflects any other variation from GAAP used in preparation of such financial statements permitted pursuant to Section 22.2, such Senior Financial Officer’s certificate as to such period shall include a reconciliation of such information to GAAP; and

(b)                         Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed, to the best of such officer’s knowledge and belief, the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.                                Visitation.  The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a)                        No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during business hours and as often as may be reasonably requested in writing; and

(b)                         Default — if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company, to visit the principal executive office of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and (with the consent of the Company, which consent will not be unreasonably withheld) independent public accountants at the Company’s offices (and by this provision the Company authorizes said accountants to discuss with each holder of the Notes or a representative thereof the affairs, finances and accounts of the Company and its

Subsidiaries), all at such reasonable times during business hours and as often as may be  reasonably requested in writing.

Section 7.4.                                Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i)                                such financial statements satisfying the requirements of Section 7.1(a) or (b), related Officer’s Certificate satisfying the requirements of Section 7.2 and such other information satisfying the requirements of Section 7.1(c) are delivered to each holder of a Note by e-mail;

(ii)                                 the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at www.aptargroup.com as of the date of this Agreement;

(iii)                                  such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(iv)                                the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided, however, that in the case of any of clauses (ii), (iii) or (iv), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided, further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8.                                          PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.                                Required Prepayments.  No prepayment, purchase or redemption of any tranche of the Series 2014-A Notes shall be made except to the extent and in the manner expressly provided in this Section 8.  As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.                                Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, including the Series 2014-A Notes, (but if in the case of a partial prepayment, then against each tranche within a series of Notes in proportion to the aggregate principal amount outstanding of each tranche of such series), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes of the series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.                                Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes of a series pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  Each such partial prepayment pursuant to Section 8.2 shall be applied first to the payment due on such Notes at final maturity and thereafter to any required prepayments on such Notes, in inverse order of maturity.

Section 8.4.                                Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.                                Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days.  If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.                                Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% (50 basis points) over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.                                Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8.                                Change in Control.

(a)                                 Notice of Change in Control or Control Event.  The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.8.  If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes of each Series as described in subparagraph (c) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.8.

(b)                                  Condition to Company Action.  The Company will not take any action, directly or indirectly, that consummates or finalizes a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.8, accompanied by the certificate described in subparagraph (g) of this Section 8.8, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.8.

(c)                                  Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”).  If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.8, such date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer).

(d)                                  Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

(e)                                  Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without the Make-Whole Amount or other premium.  The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.8.

(f)                                  Deferral Pending Change in Control.  The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.8 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made.  In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs.  The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.8 in respect of such Change in Control shall be deemed rescinded).

(g)                                   Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(h)                                  Effect on Required Payments.  The amount of each payment of the principal of the Notes made pursuant to this Section 8.8 shall be applied against and reduce each of the then remaining principal payments, if any, due pursuant to any Supplemental Note Purchase Agreement (if any such Supplemental Note Purchase Agreement provides for amortization or required prepayments of principal in respect to the Notes issued pursuant thereto) by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

(i)                                   “Control Event” Defined.  “Control Event” means:

(i)                                     the execution by the Company or any of its Subsidiaries or Affiliates of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, would result in a Change in Control,

(ii)                                  the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(iii)                               the acceptance by the requisite number of holders of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the first Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the first Closing) to the holders of the common stock of the Company, which would result in a Change in Control.

SECTION 9.                                          AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.                                Compliance with Laws.  Without limiting Section 10.8, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.                                Insurance.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.                                Maintenance of Properties.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.                                Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need file any such return or pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonfiling of all such returns and the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5.                                Legal Existence, Etc.  Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect its legal existence.  Subject to Sections 10.3 and 10.4, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.                                Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account and, in the case of the Company, in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.7.                                Subsidiary Guarantors.  (a) The Company will cause each of its Subsidiaries that becomes a guarantor or an obligor, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Debt under any Material Credit Facility or any Existing Note Purchase Agreement to:

(i)                                     concurrently therewith, enter into an agreement substantially in the form of Schedule 9.7(a) (a “Subsidiary Guaranty”); and

(ii)                                  within five Business Days thereafter, deliver the following to each of holder of a Note:

(A)                          an executed counterpart of such Subsidiary Guaranty;

(B)                         all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite legal entity action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(C)                         an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

(b)                                 At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or obligor in respect of any Material Credit Facility or any Existing Note Purchase Agreement, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility and each such Existing Note Purchase Agreement, as the case may be, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Debt under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration on a ratable basis substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).  In the event of any such release, for purposes of Section 10.1, all Debt of such Subsidiary shall be deemed to have been incurred concurrently with such release.

Section 9.8.                                Form FR G-3.  Upon the request of any holder of Notes, the Company shall duly execute and deliver to such holder Form FR G-3 in accordance with Regulation U.

SECTION 10.                                   NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.                               Debt.  The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner become liable for any Debt, except:

(a)                        the Notes;

(b)                         Debt of the Company and its Subsidiaries outstanding as of September 30, 2014 and reflected on Schedule 5.15;

(c)                         Debt of any Subsidiary to the Company or to another Wholly-Owned Subsidiary;

(d)                         additional unsecured Debt of the Company and its Subsidiaries and additional Debt of the Company and its Subsidiaries secured by Liens permitted by Section 10.2(g), (h), (i) or (j), provided that at the time of incurrence thereof and after giving effect thereto on a pro forma basis and to the application of the proceeds thereof:

(i)                          (A) no Default or Event of Default exists and (B) no Default would, on a pro forma basis, exist under Section 10.9 if such Debt had been incurred on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.1(a) or (b), as the case may be; and

(ii)                          in the case of Debt of a Subsidiary, the aggregate principal amount of all (A) Debt of the Subsidiaries (other than Debt permitted by Section 10.1(b) and (c) and unsecured Debt of a Subsidiary Guarantor) plus (B) Debt of the Company or a Subsidiary secured by Liens described in Section 10.2(j) does not exceed 15% of Consolidated Total Assets; and

(iii)                           in the case of Debt of the Company or a Subsidiary secured by Liens described in Section 10.2(j), the aggregate principal amount of all (A) Debt of the Subsidiaries (other than Debt permitted by Section 10.1(b) and (c) and unsecured Debt of a Subsidiary Guarantor) plus (B) Debt of the Company or a Subsidiary secured by Liens described in Section 10.2(j) does not exceed 15% of Consolidated Total Assets.

For all purposes of this Section 10.1, any Person that becomes a Subsidiary after the date of this Agreement shall be deemed to have incurred, at the time it becomes a Subsidiary, all Debt of such Person outstanding immediately after it becomes a Subsidiary.

Section 10.2.                               Liens.  The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired except:

(a)                        Liens for taxes, assessments or governmental charges not then due and payable or the nonpayment of which is permitted by Section 9.4;

(b)                         Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, lessors’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(c)                         any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

(d)                         Liens securing Debt of a Subsidiary to the Company or to another Wholly-Owned Subsidiary;

(e)                         Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in Schedule 10.2;

(f)                        encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights-of-way and other rights and restrictions of record on the use of real property, minor survey exceptions and defects in title incidental to the ownership of property or assets or to the ordinary conduct of business, which, individually and in the aggregate, do not Materially impair the use or value of the property or assets subject thereto;

(g)                          Liens (i) existing on property at the time of its acquisition or construction by the Company or any Subsidiary and not created in contemplation thereof, whether or not the Debt secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created contemporaneously with its acquisition or construction or within 180 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such property after the date of the first Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided that, in the case of clauses (i), (ii) and (iii), such Liens do not extend to additional property of the Company or any Subsidiary and that the aggregate principal amount of Debt secured by each such Lien does not exceed the lesser of the cost of acquisition or construction or the fair market value (as determined in good faith by one or more officers to whom authority to enter into the transaction has been delegated by the Board of Directors of the Company) of the property subject thereto;

(h)                         Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (e) and (g), provided that (i) there is no increase in the principal amount or decrease in maturity of the Debt secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien, and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist;

(i)                          Liens on Receivables and other property referred to in clause (b) of the definition of, and in connection with, a Permitted Receivables Transaction; and

(j)                         Additional Liens securing Debt not otherwise permitted by paragraphs (a) through (i) above, provided that, at the time of creation, assumption or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds therefrom, the aggregate principal amount of (A) Debt of the Subsidiaries (other than Debt permitted by Section 10.1(b) and (c) and unsecured Debt of a Subsidiary Guarantor) plus (B) Debt of the Company or a Subsidiary secured by Liens described in this Section 10.2(j) does not exceed 15% of Consolidated Total Assets and provided, further, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.2(j) any Debt outstanding under or pursuant to any Material Credit Facility or any Existing Note Purchase Agreement unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Anything contained in this Section 10.2 to the contrary notwithstanding, in no event shall this Section 10.2 prohibit the creation, incurrence, assumption or existence of any Lien on or in respect of any common stock of the Company held in its treasury.

Section 10.3.                               Sale of Assets.  Except as permitted by Section 10.4, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a “Disposition”), any assets, including capital stock of Subsidiaries, in one or more transactions, to any Person, other than (a) Dispositions in the ordinary course of business, (b) Dispositions by the Company to a Subsidiary or by a Subsidiary to the Company or another Subsidiary or (c) Dispositions not otherwise permitted by this Section 10.3, provided that the aggregate net book value of all assets so disposed of (excluding accounts receivable transferred as part of a Permitted Receivables Transaction) in any fiscal year pursuant to this Section 10.3(c) does not exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year.  Notwithstanding the foregoing, the Company may, or may permit any Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (c) of the preceding sentence to the extent that (x) such assets are leased back by the Company or any Subsidiary, as lessee, within 180 days of the original acquisition or construction thereof by the Company or such Subsidiary, or (y) the net proceeds from such Disposition are within 180 days of such Disposition (A) reinvested in productive assets by the Company or a Subsidiary consistent with Section 10.6 or (B)  applied to the pro rata payment or prepayment of any outstanding Debt of the Company or any Subsidiary that is not subordinated to the Notes.

It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be offered and prepaid as and to the extent provided below:

(w)                          the offer to prepay Notes contemplated by this Section 10.3 shall be an offer to each of the holders of the Notes to prepay on a date specified in such offer, which date shall be not less than 30 days and not more than 60 days after the date of such offer (if the proposed prepayment date shall not be specified in such offer, the proposed prepayment date shall be the first Business Day after the 45th day after the date of such offer), all, or a pro rata part of, the Notes held by such holder at par and without payment of Make-Whole Amount or other premium;

(x)                         any holder of the Notes may accept or decline any offer of prepayment pursuant to this Section 10.3 by causing a notice of such acceptance or rejection to be delivered to the Company not later than 15 days after receipt by such holder of such offer of prepayment;

(y)                         the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to decline such prepayment; and

(z)                         if such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid and applied to 100% of the principal amount to be prepaid, together with interest accrued thereon to the date of such prepayment; provided that such prepayment shall be at par without payment of Make-Whole Amount or other premium.

To the extent that any holder of the Notes declines or is deemed to have declined such offer of prepayment, the amount of the prepayment offered to such holder shall be used by the Company to prepay other Debt, if any.

Anything contained in this Section 10.3 to the contrary notwithstanding, in no event shall this Section 10.3 prohibit the Disposition of any common stock of the Company held in its treasury.

Section 10.4.                               Mergers, Consolidations, Etc.  The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

(a)                        The Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

(i)                          the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease of all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation (x) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(ii)                          the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, could incur immediately thereafter $1.00 of additional Debt pursuant to Section 10.1(d);

(iii)                           each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(iv)                         immediately before and after giving effect to such transaction, no Default or Event of Default shall exist; and

(b)                         Any Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or another Wholly-Owned Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or another Wholly-Owned Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.3 or, as a result of which, such Person becomes a Subsidiary; provided in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default.

No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability under this Agreement or the Notes.

Section 10.5.                               Disposition of Stock of Subsidiaries.  The Company (a) will not permit any Subsidiary to issue its capital stock, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or another Wholly-Owned Subsidiary, and (b) will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of a Subsidiary if such sale would be prohibited by Section 10.3.  If a Subsidiary at any time ceases to be such as a result of a sale or issuance of its capital stock, any Liens on property of the Company or any other Subsidiary securing Debt owed to such Subsidiary, which is not contemporaneously repaid, together with such Debt, shall be deemed to have been incurred by the Company or such other Subsidiary, as the case may be, at the time such Subsidiary ceases to be a Subsidiary.

Section 10.6.                               Nature of Business.  The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

Section 10.7.                               Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (a) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate or (b) Permitted Receivables Transactions.

Section 10.8.                               Terrorism Sanctions Regulations.  The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.9.                               Financial Ratios.

(a)                        The Company will not, as of the end of any fiscal quarter, permit the Consolidated Leverage Ratio to be greater than 3.50 to 1.00.

(b)                         The Company will not, as of the end of any fiscal quarter, permit the Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00.

SECTION 11.                                   EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                        the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                         the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)                         the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.3 (Sale of Assets) or 10.4 (Mergers, Consolidations, etc.); or

(d)                         (i) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)) or (ii) any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in any Subsidiary Guaranty and such default would reasonably be expected to have a Material Adverse Effect and is not remedied within 30 days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)                         (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished by the Company in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished by such Subsidiary Guarantor pursuant to such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made and such falsity or incorrectness would reasonably be expected to have a Material Adverse Effect; or

(f)                        (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest aggregating $100,000 or more on any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g)                          the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)                         a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)                          one or more final judgments or orders for the payment of money aggregating 5% or more of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company), including, without limitation, any such final order enforcing a binding arbitration decision (but excluding for purposes of such determination such amount of any insurance proceeds paid by or on behalf of the Company or any of its Subsidiaries towards such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy), are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)                         if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall equal or exceed 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Significant Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Significant Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k)                         any Subsidiary Guaranty (once in full force and effect) shall cease to be in full force and effect (excluding any Subsidiary Guaranty which ceases to be in full force and effect in accordance with the provisions of this Agreement), any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor which is a Significant Subsidiary under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

SECTION 12.                                   REMEDIES ON DEFAULT, ETC.

Section 12.1.                               Acceleration.  (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                  If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.                               Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.                               Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.                               No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.                                   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.                               Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes, if provided by such holder, shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.                               Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer, duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series (and of the same tranche if such series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note established for such tranche or series.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.2 and 6.3.

Section 13.3.                               Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                        in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                         in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series (and of the same tranche if such series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.                                   PAYMENTS ON NOTES.

Section 14.1.                               Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America, in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.                               Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B or any Supplemental Note Purchase Agreement, as the case may be, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series and tranche pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.                                   EXPENSES, ETC.

Section 15.1.                               Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder of a Note in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2.                               Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

SECTION 16.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.                                   AMENDMENT AND WAIVER.

Section 17.1.                               Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively for a specified period of time or permanently), only with the written consent of the Company and the Required Holders, except that:

(a)                        no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)                         no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20;

provided that, anything contained in this Section 17.1 and 17.2 to the contrary notwithstanding, if for any reason whatsoever it becomes necessary or appropriate to enter into any amendment of this Agreement or any waiver with respect to compliance herewith by the Company during the period from and including the first Closing through and including the second Closing, the Purchasers listed on Schedule B as Purchasers of the Series 2014-A-2 Notes and the Series 2014-A-4 Notes shall be deemed to be the holders of outstanding Series 2014-A-2 Notes and Series 2014-A-4 Notes in an aggregate principal amount as set forth on Schedule B (i) for purposes of any determination of the percentage of holders of the Notes required to grant or deny such requested amendment or waiver and (ii) for purposes of any determination of any payment of remuneration, whether by way of supplemental or additional interest, fee or otherwise pursuant to Section 17.2, notwithstanding that the issuance, sale and delivery of the Series 2014-A-2 Notes and the Series 2014-A-4 Notes on the second Closing has not been consummated at the time such amendment or waiver is requested or such payment of remuneration is determined pursuant to Section 17.2.

Section 17.2.                               Solicitation of Holders of Notes.

(a)                                 Solicitation.  The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                  Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)                                  Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.                               Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note.

Section 17.4.                               Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.                                   NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)                          if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B or any Supplemental Note Purchase Agreement, as the case may be, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)                          if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)                           if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.                                   REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.                                   CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.                                   SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.                                   MISCELLANEOUS.

Section 22.1.                               Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.                               Accounting Terms.  (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 — Fair Value Option, International Accounting Standard 39 — Financial Instruments: Recognition and Measurement or any similar accounting standard and Financial Accounting Standards Board Accounting Standards Codification Topic No. 470-20 — Debt With Conversion and Other Options) shall be disregarded and such determination shall be made as if such election had not been made.

(b)                                  In the event of any change in GAAP after the date hereof, and if such change would affect the method of calculation of, or compliance with, any covenant set forth herein, upon the written request of the Company or any holder of a Note, the Company and the holders of the Notes agree to endeavor in good faith to agree upon an amendment to this Agreement that would revise such covenant or method of calculation (which may include revisions to defined terms used herein) in a manner that would preserve the original effect thereof, but would allow the method of calculation and/or compliance with such covenant to be determined in accordance with GAAP as so changed; provided that, until such covenant is so amended and subject to the foregoing in this sentence, such method of calculation and/or covenant shall continue to be calculated in accordance with GAAP prior to such change in GAAP.  No delay by the Company or any holder of Notes in requiring such negotiation process shall limit such party’s right to so require such negotiation process at any time after such a change in GAAP.

Section 22.3.                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.                               Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.                               Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit or require the application of the laws of a jurisdiction other than such State.

Section 22.7.                               Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in Cook County, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                  The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)                                  Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)                                  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.8.                               Provision Respecting Legal Representation.  Each Purchaser hereby acknowledges that Sidley Austin LLP has served as counsel to the Company in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

APTARGROUP, INC.

By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President, Chief Financial Officer and Secretary

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By	/s/ David A. Barras
Name: David A. Barras
Title: Its Authorized Representative

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By	/s/ Anthony Coletta
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: Prudential Investment Management, Inc. (as Investment Manager)

By	/s/ Anthony Coletta
Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management (Japan) Inc. (as Investment Manager)

By: Prudential Investment Management, Inc. (as Sub-Adviser)

By	/s/ Anthony Coletta
Vice President

2

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
PHYSICIANS MUTUAL INSURANCE COMPANY
BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, L.P. (as its General Partner)

By	/s/ Anthony Coletta
Vice President

3

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
C.M. LIFE INSURANCE COMPANY
MASSMUTUAL ASIA LIMITED

By: Babson Capital Management LLC as Investment Adviser

By	/s/ Elisabeth A. Perenick
	Name:	Elisabeth A. Perenick
	Title:	Managing Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By: PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By	/s/ Elena Unger
Name: Elena Unger
Title: Assistant Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: NYL Investors LLC, its Investment Manager

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By: NYL Investors LLC, its Investment Manager

By	/s/ A. Post Howland
Name: A. Post Howland
Title: Senior Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By	/s/ Brian F. Landry
Name: Brian F. Landry
Title: Assistant Treasurer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

By	/s/ Philip Lee
Name: Philip Lee, CFA
Title: Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

USAA CASUALTY INSURANCE COMPANY

By	/s/ R. Neal Graves
	Name:	R. Neal Graves
	Title:	Executive Director

UNITED SERVICES AUTOMOBILE ASSOCIATION

By	/s/ R. Neal Graves
	Name:	R. Neal Graves
	Title:	Executive Director

USAA LIFE INSURANCE COMPANY

By	/s/ James F. Jackson, Jr.
	Name:	James F. Jackson, Jr.
	Title:	Executive Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AXA EQUITABLE LIFE INSURANCE COMPANY

By	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MUTUAL OF OMAHA INSURANCE COMPANY

By	/s/ Justin P. Kavan
	Name:	Justin P. Kavan
	Title:	Vice President

OMAHA INSURANCE COMPANY

By	/s/ Justin P. Kavan
	Name:	Justin P. Kavan
	Title:	An Authorized Signer

By	/s/ Curtis R. Caldwell
	Name:	Curtis R. Caldwell
	Title:	An Authorized Signer

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Justin P. Kavan
	Name:	Justin P. Kavan
	Title:	Vice President

COMPANION LIFE INSURANCE COMPANY

By	/s/ Justin P. Kavan
	Name:	Justin P. Kavan
	Title:	An Authorized Signer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NATIONAL LIFE INSURANCE COMPANY
LIFE INSURANCE COMPANY OF THE SOUTHWEST

By	/s/ Chris P. Gudmastad
	Name:	Chris P. Gudmastad, CFA
	Title:	Assistant Vice President
Sentinel Asset Management, Inc.

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MONY LIFE INSURANCE COMPANY

By	/s/ Philip E. Passafiume
Name: Philip E. Passafiume
Title: Director, Fixed Income

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MODERN WOODMEN OF AMERICA

By	/s/ Michael E. Dau
	Name:	Michael E. Dau
	Title:	Treasurer & Investment Manager

This Agreement is hereby

accepted and agreed to as

of the date hereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
LIFE INSURANCE COMPANY OF NORTH AMERICA
CIGNA HEALTH AND LIFE INSURANCE COMPANY

By: Cigna Investments, Inc. (authorized agent)

BY	/s/ Deborah B. Wiacek
	Name:	Deborah B. Wiacek
	Title:	Senior Managing Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY

By: American United Life Insurance Company
Its:	Agent

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

This Agreement is hereby

accepted and agreed to as

of the date hereof.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By	/s/ David Divine
	Name:	David Divine
	Title:	Portfolio Manager

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Adjusted Consolidated Net Worth” means, as of any date, Consolidated Net Worth on such date, but excluding the cumulative amount reflected in “accumulated other comprehensive income” reported in the consolidated total stockholders’ equity of the Company and its Subsidiaries as determined in accordance with GAAP.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Asset Sale” means any sale, transfer or other disposition by the Company or any of its Subsidiaries to any Person other than the Company or any Wholly-Owned Subsidiary of the Company of any asset (including, without limitation, any capital stock or other securities of another Person) of the Company or such Subsidiary other than (i) sales, transfers or other dispositions of inventory in the ordinary course of business, (ii) sales of equipment and other fixed assets no longer used or useful in the business of the Company or any of its Subsidiaries, as determined by the Company or such Subsidiary in its reasonable judgment, (iii) sales of equipment and other fixed assets if the proceeds thereof are used to purchase additional equipment or fixed assets, (iv) the license or sublicense of software, trademarks and other intellectual property in the ordinary course of business and (v) any sale, transfer or other disposition of cash.

“Bank Credit Agreement” means that certain Credit Agreement dated as of January 31, 2012 among the Company, Wells Fargo Bank, National Association, as administrative agent, and the other commercial banks from time to time parties thereto, as amended by Amendment Nos. 1 and 2 thereto, and as the same may from time to time be further amended, modified, extended, replaced, refinanced or renewed.

SCHEDULE A
(to Note Purchase Agreement)

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) domestic and Eurodollar denominated time deposits, certificates of deposit and bankers acceptances of any financial institution or any bank whose short-term debt rating from Standard & Poor’ s Ratings Service (“S&P”) is at least A-1 or the equivalent or from Moody’ s Investors Service, Inc.  (“Moody’s”) is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition, (c) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s maturing within six months after the date of acquisition, (d) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above, and (f) BMTNs (Bons Moyen-Terme Negociables) maturing within five years from the date of acquisition thereof which is issued by a Person which is rated at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s and other similar high quality instruments of equivalent United States rating in countries where Subsidiaries organized under laws of jurisdictions outside of the United States are located.

“CISADA” is defined in Section 5.16(a).

“Change in Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the first Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the first Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company Voting Stock.

“Closing” and “Closings” are defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

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“Company” means AptarGroup, Inc., a Delaware corporation, or any successor that becomes such in the manner prescribed in Section 10.4.

“Company Voting Stock” means Securities of any class or classes, which ordinarily, in the absence of contingencies, entitle the holders thereof to elect the corporate directors of the Company.

“Confidential Information” is defined in Section 20.

“Consolidated Debt” means all Debt of the Company determined on a consolidated basis.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries in accordance with GAAP:

(a)                        Consolidated Net Income for such period plus

(b)                         the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes, (ii) Consolidated Interest Expense and (iii) amortization and depreciation, (iv) any extraordinary, unusual or non-recurring items reducing Consolidated Net Income for such period, (v) reasonable and documented transaction costs, fees and expenses associated with any Material Acquisition or Material Disposition, (vi) to the extent actually reimbursed by insurance or a third party, costs of legal settlement, fines, judgments or orders, provided that (A) the amounts so reimbursed shall be deemed to have been received in the fiscal quarter in which the costs of legal settlement, fines, judgments or orders were actually paid by the Company or the applicable Subsidiary (the “Loss Quarter”), notwithstanding that such amounts were not actually received in such Loss Quarter, but were received in a subsequent fiscal quarter and (B) no such amounts so reimbursed shall be used to calculate Consolidated EBITDA for any period that does not include such Loss Quarter, (vii) to the extent covered by insurance, expenses with respect to liability events or casualty events, (viii) any unrealized losses in the fair market value of any Hedge Agreements, (ix) any net unrealized currency transaction losses and (x) any other non-cash items reducing Consolidated Net Income for such period (except to the extent that such non-cash items are reserved for cash charges to be taken in the future), less

(c)                         the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income, (ii) any extraordinary, unusual or non-recurring items increasing Consolidated Net Income for such period, (iii) any unrealized gains in the fair market value of any Hedge Agreements, (iv) any net unrealized foreign currency transaction gains, and (v) any other non-cash items increasing Consolidated Net Income for such period.

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For the purpose of calculating Consolidated EBITDA for any period in connection with any determination of the Consolidated Leverage Ratio, (a) if at any time during such period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA attributable to such disposed property shall be deducted from Consolidated EBITDA (if positive) or added to Consolidated EBITDA (if negative) for such period as if such Material Disposition occurred on the first day of such period, and (b) if at any time during such period the Company or any Subsidiary shall have made a Material Acquisition, the Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto, in a manner reasonably determined by the Company in good faith, as if such Material Acquisition occurred on the first day of such period.  As used in this definition, “Material Acquisition” means any acquisition (or series of related acquisitions) of property that (i) constitutes assets comprising all or substantially all of an operating unit of a business or common stock (or other ownership interests) of a Person and (ii) involves consideration paid by the Company or its Subsidiaries in excess of $25,000,000; and “Material Disposition” means any Asset Sale (or series of related Asset Sales) for which the Company its Subsidiaries received gross proceeds in excess of $25,000,000.

“Consolidated Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) Consolidated EBITDA for such period of four consecutive fiscal quarters to (b) Consolidated Interest Expense for such period of four consecutive fiscal quarters.

“Consolidated Interest Expense” means, for any period, determined on a consolidated basis, without duplication, for the Company and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to capitalized lease obligations) for such period with respect to Debt of the Company and its Subsidiaries, plus the aggregate net payment obligations (if any) pursuant to Hedge Agreements with respect to such Debt during such period, minus the aggregate net receipts (if any) pursuant to Hedge Agreements with respect to such Debt during such period.

“Consolidated Leverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) the excess of (i) Consolidated Debt as of the last day of such period of four consecutive fiscal quarters over (ii) an amount equal to 85% of all cash and Cash Equivalents held by the Company and its Subsidiaries as of the last day of such period of four consecutive fiscal quarters that are free and clear of all Liens (other than Liens in favor of depository and collection banks and other regulated financial institutions consisting of statutory or contractual setoff rights with respect to deposit accounts or securities accounts of the Company or any Subsidiary thereof maintained with such bank or financial institution to secure payment of customary maintenance fees or other administrative charges associated with such accounts so long as such Liens do not secure Indebtedness and are incurred in the ordinary course of business or that are being contested in good faith by appropriate proceedings) to (b) Consolidated EBITDA for such period of four consecutive fiscal quarters.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for such period

S-A-4

“Consolidated Net Worth” means, as of any date, consolidated total stockholders’ equity of the Company and its Subsidiaries on such date, determined in accordance with GAAP, less the amount by which outstanding Investments on such date exceed 25% of consolidated total stockholders equity of the Company and its Subsidiaries determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Control Event” is defined in Section 8.8(i).

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt” means, for any Person, all items described in clauses (i) through (vii) and clause (ix) of the definition of Indebtedness (other than those items described in clause (ix) relating to obligations of the type described in clause (viii) of the definition of Indebtedness).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any series or tranche of Notes, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or tranche or (ii) 2% over the rate of interest publicly announced by Bank of America, in Chicago, Illinois as its “base” or “prime” rate.

“Disposition” is defined in Section 10.3.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Note Purchase Agreement” means (i) the Note Purchase Agreement dated July 31, 2006 between the Company and each of the purchasers listed in Schedule A thereto, as amended, modified, supplemented or restated from time to time, and (ii) the Note Purchase Agreement dated July 31, 2008 between the Company and each of the purchasers listed in Schedule A thereto, as amended, modified, supplemented or restated from time to time.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)                        the government of

(i)                          the United States of America or any state or other political subdivision thereof, or

(ii)                          any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)                         any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

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(a)                        to purchase such Debt or obligation or any property constituting security therefor;

(b)                         to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c)                         to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d)                         otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other outstanding obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18

S-A-7

and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” means, for any Person, all obligations of such Person, without duplication, required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all:

(i)                          obligations of such Person for borrowed money,

(ii)                          obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued expenses arising in the ordinary course of business on terms customary in the trade,

(iii)                           obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or arising out of letters of credit issued for such Person’s account,

(iv)                         obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person,

(v)                         capitalized lease obligations of such Person,

(vi)                         all Indebtedness (as defined above) of any partnership in which such Person is a general partner,

(vii)                          the outstanding principal amount then owed to investors in connection with the sale of the Company’s or any of its Subsidiaries’ accounts receivable,

(viii)                           Synthetic Lease Obligations of such Person, and

(ix)                         obligations for which such Person is obligated pursuant to a Guaranty with respect to liabilities of a type described in any of clauses (i) through (viii) hereof (other than a Guaranty of any Debt of a Subsidiary of such Person, which Debt is otherwise shown as a liability on such Person’s balance sheet).

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

S-A-8

“Investments” means all investments of the Company and its Subsidiaries, other than:

(a)                        property or assets to be used or consumed in the ordinary course of business;

(b)                         assets arising from the sale of goods or services in the ordinary course of business;

(c)                         Investments in Subsidiaries or in any Person that, as a result thereof, becomes a Subsidiary;

(d)                         Investments existing as of the date of this Agreement that are listed Schedule 10.1;

(e)                         Investments in treasury stock;

(f)                        Investments in:

(i)                          obligations, maturing within one year from the date of acquisition, of or fully guaranteed by (A) the United States of America or an agency thereof or (B) Canada or a province thereof;

(ii)                          state or municipal securities having an effective maturity within one year from the date of acquisition that are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

(iii)                           certificates of deposit or banker’s acceptances maturing within one year from the date of acquisition of or issued by commercial banks whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

(iv)                         commercial paper maturing within 270 days from the date of issuance that, at the time of acquisition, is rated in one of the top two rating classifications by at least one nationally recognized rating agency;

(v)                         repurchase agreements, fully collateralized with obligations of the type described in clause (i), with a bank satisfying the requirements of clause (iii); and

(vi)                         money market instrument programs that are properly classified as current assets in accordance with GAAP; and

S-A-9

(g)                                  loans or advances made in the ordinary course of business to officers and employees (including moving expenses related to relocation) incidental to carrying on the business of the Company or a Subsidiary.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, when taken together with the Company’s ability to perform its obligations under this Agreement and the Notes and the other Subsidiary Guarantors’ ability to perform their obligations under any Subsidiary Guaranty, (d) the validity or enforceability of this Agreement or the Notes, or (e) the validity or enforceability against the Subsidiary Guarantors, taken as a whole, of all Subsidiary Guaranties, when taken together with the validity and  enforceability against the Company of this Agreement and the Notes.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)                        the Bank Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b)                         any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of first Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

S-A-10

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Notes” is defined in Section 1.1(a).

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Receivables Transaction” means a transaction whereby the Company and/or one or more of its Subsidiaries sells, transfers, otherwise disposes of or pledges Receivables or interests therein to or for the benefit of one or more third parties or another Subsidiary (and, in the latter case, such intermediate Subsidiary in turn sells, transfers, otherwise disposes of or pledges such Receivables or interests therein to one or more third parties) in connection with agreements providing for limited recourse or non-recourse to the Company or any of its Subsidiaries (other than any such intermediate Subsidiary), provided that (a) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of the Company, (b) such agreement does not provide for the sale, transfer, disposition or pledge of, or otherwise create any interest in, any asset other than (i) Receivables, (ii) contracts associated with such Receivables, (iii) accounts into which payments of such Receivables are made, (iv) books and records related to such Receivables, (v) property securing or otherwise supporting, and guaranties and other credit support for the payment of, such Receivables, and (vi) proceeds of any of the foregoing and (c) on any date of determination, the maximum outstanding capital or principal balance of the related financing with respect to such Receivables shall not exceed at any time outstanding $150,000,000.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

S-A-11

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.8(c).

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Receivable” means any right to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including any items of property that would be classified as an account receivable of the Company or any Subsidiary, and any account, chattel paper, payment intangible or instrument under any applicable Uniform Commercial Code and any supporting obligations or proceeds as so defined of any of the foregoing.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time on or after the first Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

S-A-12

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series 2014-A Notes” is defined in Section 1.1(b).

“Series 2014-A-1 Notes” is defined in Section 1.1(b).

“Series 2014-A-2 Notes” is defined in Section 1.1(b).

“Series 2014-A-3 Notes” is defined in Section 1.1(b).

“Series 2014-A-4 Notes” is defined in Section 1.1(b).

“Significant Subsidiary” means, as of the date of determination, any Subsidiary, the assets or revenues of which account for more than 10% of Consolidated Total Assets at the end of the most recently ended fiscal period or more than 10% of the consolidated revenues of the Company and its Subsidiaries for the most recently completed for four fiscal quarters.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Substitute Purchaser” is defined in Section 21.

“Supplemental Note Purchase Agreement” is defined in Section 1.2(a).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such

S-A-13

Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares or equity interests held  by Persons other than the Company or any Subsidiary to the extent required in connection with any Permitted Receivables Transactions) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

S-A-14

[FORM OF SERIES 2014-A-1 NOTE]

APTARGROUP, INC.

3.49% Senior Note, Series 2014-A-1, due December 16, 2023

No.	[Date]
$	PPN

FOR VALUE RECEIVED, the undersigned, AptarGroup, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                ], or registered assigns, the principal sum of [                ] DOLLARS (or so much thereof as shall not have been prepaid) on December 16, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.49% per annum from the date hereof, payable semiannually, on the 16th day of June and December in each year, commencing with the June 16 or December 16 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.49% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Chicago, Illinois or at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 16, 2014 (as from time to time amended or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the

SCHEDULE 1.1(a)

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would permit or require application of the laws of a jurisdiction other than such State.

APTARGROUP, INC.

By
[Title]

S-1.1(a)-2

[FORM OF SERIES 2014-A-2 NOTE]

APTARGROUP, INC.

3.49% Senior Note, Series 2014-A-2, due February 26, 2024

No.	[Date]
$	PPN

FOR VALUE RECEIVED, the undersigned, AptarGroup, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                ], or registered assigns, the principal sum of [                ] DOLLARS (or so much thereof as shall not have been prepaid) on February 26, 2024 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.49% per annum from the date hereof, payable semiannually, on the 26th day of February and August in each year, commencing with the February 26 or August 26 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.49% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Chicago, Illinois or at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 16, 2014 (as from time to time amended or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the

SCHEDULE 1.1(b)

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would permit or require application of the laws of a jurisdiction other than such State.

APTARGROUP, INC.

By
[Title]

SCHEDULE 1.1(b)-2

(to Note Purchase Agreement)

[FORM OF SERIES 2014-A-3 NOTE]

APTARGROUP, INC.

3.61% Senior Note, Series 2014-A-3, due December 16, 2025

No.	[Date]
$	PPN

FOR VALUE RECEIVED, the undersigned, AptarGroup, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                ], or registered assigns, the principal sum of [                ] DOLLARS (or so much thereof as shall not have been prepaid) on December 16, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.61% per annum from the date hereof, payable semiannually, on the 16th day of June and December in each year, commencing with the June 16 or December 16 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.61% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Chicago, Illinois or at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 16, 2014 (as from time to time amended or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the

SCHEDULE 1.1(c)

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would permit or require application of the laws of a jurisdiction other than such State.

APTARGROUP, INC.

By
[Title]

SCHEDULE 1.1(c)-2

(to Note Purchase Agreement)

[FORM OF SERIES 2014-A-4 NOTE]

APTARGROUP, INC.

3.61% Senior Note, Series 2014-A-4, due February 26, 2026

No.	[Date]
$	PPN

FOR VALUE RECEIVED, the undersigned, AptarGroup, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                ], or registered assigns, the principal sum of [                ] DOLLARS (or so much thereof as shall not have been prepaid) on February 26, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.61% per annum from the date hereof, payable semiannually, on the 26th day of February and August in each year, commencing with the February 26 or August 26 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.61% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Chicago, Illinois or at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 16, 2014 (as from time to time amended or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the

SCHEDULE 1.1(d)

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would permit or require application of the laws of a jurisdiction other than such State.

APTARGROUP, INC.

By
[Title]

SCHEDULE 1.1(d)-2

(to Note Purchase Agreement)

[FORM OF SUPPLEMENTAL NOTE]

APTARGROUP, INC.

% Senior Note, Series      , Due           ,

No.	[Date]
$	PPN

FOR VALUE RECEIVED, the undersigned, AptarGroup, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                ], or registered assigns, the principal sum of [                ] DOLLARS (or so much thereof as shall not have been prepaid) on [          ] (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [    ]% per annum from the date hereof, payable [semiannually], on the [          ] day of [          ] and [          ] in each year, commencing with the [          ] next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i)   % or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Chicago, Illinois or at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Supplemental Note Purchase Agreement dated as of            ,      (the “Supplemental Note Purchase Agreement”) between the Company and the Series      Purchasers named therein and is entitled to the benefits thereof.  The Supplemental Note Purchase Agreement supplements that certain Note Purchase Agreement dated as of December 16, 2014 (as from time to time amended or supplemented, the “Note Purchase Agreement”), between the Company and the Series     Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

SCHEDULE 1.2(A)
(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[This Note is subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.]  [This Note is not subject to prepayment.]

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would permit or require application of the laws of a jurisdiction other than such State.

APTARGROUP, INC.

By
[Title]

S-1.2(A)-2

FORM OF SUPPLEMENTAL NOTE PURCHASE AGREEMENT

AptarGroup, Inc.
475 West Terra Cotta Avenue, Suite E
Crystal Lake, Illinois  60014

As of             ,

To Each of the Purchasers

Named in the Supplemental

Purchaser Schedule Exhibit A
  Attached Hereto (each, a “Supplemental Purchaser”)

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of December 16, 2014 between the Company and each of the purchasers listed in Schedule B thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the “Agreement”).  Terms used but not defined herein shall have the respective meanings set forth in the Agreement.

As contemplated in Section 1.2 of the Agreement, the Company agrees with you as follows:

A.                        Subsequent Series of Notes.  The Company has authorized the issue and sale of $           aggregate principal amount of the Notes to be designated as its            Senior Notes, Series      , due           , 2    (the “Series     Notes,” such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Agreement).  The Series     Notes shall be substantially in the form attached to the Agreement as Schedule 1.2(A), with such changes therefrom, if any, as may be approved by you and the Company.

B.                        Purchase and Sale of Series     Notes.  Subject to the terms and conditions of the Agreement and this Supplemental Note Purchase Agreement, the Company hereby agrees to issue and sell to each Supplemental Purchaser set forth on the Supplemental Purchaser Schedule attached hereto (collectively, the “Series     Purchasers”) and each Series     Purchaser agrees to purchase from the Company at the Series     Closing (as defined below) the aggregate principal amount of the Series     Notes set opposite each Series     Purchaser’s name in such Supplemental Purchaser Schedule at the purchase price of 100% of the principal amount thereof.  The obligations of the Series     Purchasers hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Series     Purchaser hereunder.

SCHEDULE 1.2(B)
(to Note Purchase Agreement)

C.                        Closing.  The sale and purchase of the Series     Notes shall take place at the offices of                          at 10:00 a.m.           time, at a closing the (“Series     Closing”) on             ,     , or such other Business Day thereafter on or prior to           ,      as may be agreed upon by the Company and the Series     Purchasers.  At the Series     Closing, the Company will deliver to each Series     Purchaser the Series     Notes to be purchased by it in the form of a single Note (or such greater number of Series    Notes in denominations of at least $500,000 as such Series     Purchaser may request) dated the date of the Series     Closing and registered in its name (or in the name of its nominee), against delivery by such Series     Purchaser to the Company or its order of immediately available funds for the Company’s account to account number            at            Bank, [insert bank address, ABA number for wire transfers and any other relevant wire transfer information].  If at the Series     Closing the Company shall fail to tender such Series     Notes to a Series     Purchaser as provided above in this Section C, or any of the conditions specified in Section 4 of the Agreement, as modified or expanded by Section D hereof, shall not have been fulfilled to such Series     Purchaser’s satisfaction, such Series     Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such non-fulfillment.

D.                        Conditions to Series     Closing.  The obligation of each Series     Purchaser to purchase and pay for the Series     Notes to be purchased by such Series     Purchaser hereunder at the Series     Closing is subject to the fulfillment to its satisfaction, prior to or at the Series     Closing, of the conditions set forth in Section 4 of the Agreement, (i) except that all references therein to any “Purchaser” shall be deemed to refer to the Series        Purchasers, all references therein to “this Agreement” shall be deemed to refer to the Agreement as supplemented by this Supplemental Note Purchase Agreement, all references therein to the Series 2014-A Notes shall be deemed to refer to the Series       Notes and all references therein to the Closing shall be deemed to refer to the Series        Closing and (ii) except for such changes to such conditions as are set forth in Exhibit B.

E.                        Prepayments.  [The Series     Notes are not subject to mandatory prepayment by the Company.]  [The Series     Notes shall be subject to prepayment only (a) pursuant to the required prepayments, if any, specified in clause (x) below; and (b) pursuant to the optional prepayments permitted by Section 8.2 of the Agreement.

(x)	Required Prepayments; Maturity

[to be determined]

(y)	Optional Prepayments. As provided in Section 8.2 of the Agreement.

F. Representations and Warranties of the Company.  The Company represents and warrants to each Series      Purchaser that each of the representations

S-1.2(B)-2

and warranties set forth in Section 5 of the Agreement is true and correct as of the date hereof (i) except that all references to “Purchaser” and “you” therein shall be deemed to refer to the Series Purchasers, all references to “this Agreement” shall be deemed to refer to the Agreement as supplemented by this Supplemental Note Purchase Agreement, all references to “Notes” therein shall be deemed to include the Series     Notes and all references to the Series 2014-A Notes shall be deemed to refer to the Series     Notes and all references therein to the Closing shall be deemed to refer to the Series      Closing and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Exhibit C (with the Section references thereinafter set forth corresponding to the similar sections of the Note Purchase Agreement which are supplemented thereby):

[Add any sections as appropriate at the time the Series     Notes are issued]

G.                       Purchaser Representations and Warranties.  Each Series     Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Agreement are true and correct on the date hereof as to such Series     Purchaser except that all references to “Purchaser” therein shall be deemed to refer to the Series      Purchasers, all references to “Notes” therein shall be deemed to include the Series      Notes and all references to the Series 2014-A Notes shall be deemed to refer to the Series      Notes.

H.                        Series     Notes Issued under and Pursuant to Agreement.  Except as otherwise expressly provided above (and expressly permitted by the Agreement), all of the provisions of the Agreement are incorporated by reference herein and shall apply to the Series     Notes as if expressly set forth in this Supplemental Note Purchase Agreement.  Accordingly, the Series     Notes shall be deemed to be issued under, to be subject to and to have the benefit of all of the terms and provisions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

S-1.2(B)-3

The execution hereof by the Series     Purchasers shall constitute a contract among the Company and the Series     Purchasers for the uses and purposes hereinabove set forth.  By their acceptance hereof, each of the Series     Purchasers shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement (except as expressly provided above and expressly permitted by the Agreement).

APTARGROUP, INC.

By
Its

Accepted as of

[VARIATION]

By
Its

S-1.2(B)-4

FORM OF SUBSIDIARY GUARANTY

GUARANTY AGREEMENT

DATED AS OF                       , 20

Re:                             $125,000,000 aggregate principal amount
3.49% Senior Notes, Series 2014-A-1, due December 16, 2023

$100,000,000 aggregate principal amount

3.49% Senior Notes, Series 2014-A-2, due February 26, 2024

$125,000,000 aggregate principal amount
3.61% Senior Notes, Series 2014-A-3, due December 16, 2025

$125,000,000 aggregate principal amount

3.61% Senior Notes, Series 2014-A-4, due February 26, 2026

of

APTARGROUP, INC.

[Note to Form: To be adjusted as agreed for a non-U.S. Guarantor]

EXHIBIT 9.7(a)

(to Note Purchase Agreement)

E-9.7(a)-i

GUARANTY AGREEMENT

This GUARANTY AGREEMENT dated as of            , 20     (the or this “Guaranty”) is entered into by the undersigned (the “Guarantor”) in favor of the Holders (as hereinafter defined).

RECITALS

A.                                    The Guarantor is a Subsidiary of AptarGroup, Inc., a Delaware corporation (the “Company”).

B.                                    The Company has entered into that certain Note Purchase Agreement dated as of December 16, 2014 (as amended or restated from time to time, the “Note Purchase Agreement”) among the Company and each of the purchasers named on Schedule B thereto (the “Initial Note Purchasers”; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as hereinafter defined), the “Holders”), providing for, inter alia, the issue and sale by the Company to the Initial Note Purchasers of (i) $125,000,000 aggregate principal amount of its 3.49% Senior Notes, Series 2014-A-1, due December 16, 2023 (the “Series 2014-A-1 Notes”), (ii) $100,000,000 aggregate principal amount of its 3.49% Senior Notes, Series 2014-A-2, due February 26, 2024 (the “Series 2014-A-2 Notes”), (iii) $125,000,000 aggregate principal amount of its 3.61% Senior Notes, Series 2014-A-3, due December 16, 2025 (the “Series 2014-A-3 Notes”) and (iv) $125,000,000 aggregate principal amount of its 3.61% Senior Notes, Series 2014-A-4, due February 26, 2026 (the “Series 2014-A-4 Notes” and together with the Series 2014-A-1 Notes, the Series 2014-A-2 Notes and the Series 2014-A-3 Notes, the “Series 2014-A Notes”; the Series 2014-A Notes, together with any additional senior notes that may be issued pursuant to Section 1.2 of the Note Purchase Agreement, the “Notes”).

C.                                    The Initial Note Purchasers have required as a condition to their purchase of the Series 2014-A Notes that the Company cause each Subsidiary that after the date of Closing becomes a guarantor or an obligor, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Debt under any Material Credit Facility or any Existing Note Purchase Agreement to enter into this Guaranty, as security for the Notes.

D.                                    The Guarantor has derived substantial direct and indirect benefit from the sale of the Series 2014-A Notes to the Initial Note Purchasers.

NOW, THEREFORE, as required by Section 9.7 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor does hereby covenant and agree as follows:

E-9.7(a)-1

SECTION 1.                                               Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 2.                                               Guaranty of Notes and Note Purchase Agreement.

(a)                                 Subject to the limitation set forth in Section 2(b) hereof, the Guarantor does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders:  (1) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and the Note Purchase Agreement, including, without limitation, all indemnities, fees and expenses payable by the Company thereunder and (2) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or the Note Purchase Agreement to be performed, observed or discharged by it.

(b)                                 The liability of the Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of the Guarantor, contingent or otherwise, result in the obligations of the Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

SECTION 3.                                               Guaranty of Payment and Performance.

This is a guarantee of payment and performance and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy.  Any Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy.  The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

SECTION 4.                                               General Provisions Relating to the Guaranty.

(a)                                 The Guarantor hereby consents and agrees that any Holder or Holders from time to time may, without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)                                 extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

E-9.7(a)-2

(2)                                 sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

(3)                                 settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b)                                 The Guarantor hereby waives, to the fullest extent permitted by law:

(1)                                 notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)                                 demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

(3)                                 presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor.

The obligations of the Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by indefeasible payment in full in cash of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)                                  The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantor:

E-9.7(a)-3

(1)                                 the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver the Note Purchase Agreement or any other agreement or the existence or continuance of the Company or any other Person as a legal entity; or

(2)                                 any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(3)                                 any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company or any other Person or in respect of the property of the Company or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company or any other Person; or

(4)                                 impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or

(5)                                 in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

(6)                                 any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)                                 any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or any other

E-9.7(a)-4

Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(8)                                 the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)                                 any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of the Company or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)                          the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)                          any merger or consolidation of the Company or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company or any other Person to any other Person, or any change in the ownership of any shares of the Company or any other Person or any release of any other guarantor under a Subsidiary Guaranty; or

(12)                          any defense whatsoever that:  (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than indefeasible payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13)                          any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of the Guarantor or any other Person; or

(14)                          any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other Person in respect of the obligations of the Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations

E-9.7(a)-5

of the Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the indefeasible payment in full in cash of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)                                 All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantor under this Guaranty or to the Company.

(e)                                  To the extent of any payments made under this Guaranty, the Guarantor shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but the Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantor under this Guaranty, and the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantor hereunder have indefeasibly been finally paid in cash in full.  If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. The Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f)                                   The Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made.  The liability of the Guarantor hereunder shall not be reduced or discharged, in whole

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or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(g)                                  No Holder shall be under any obligation:  (1) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.

(h)                                 The obligations of the Guarantor under this Guaranty rank pari passu in right of payment with all other Debt of the Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Debt of the Guarantor.

(i)                                     The Guarantor shall be automatically discharged and released from this Guaranty pursuant to and in accordance with the provisions of Section 9.7(b) of the Note Purchase Agreement.

SECTION 5.                                               Representations and Warranties of the Guarantor.

The Guarantor represents and warrants to each Holder that:

(a)                                 The Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b)                                 This Guaranty has been duly authorized by all necessary company action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  The execution, delivery and performance by the Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its Subsidiaries under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any Material other agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) violate or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling

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of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its Subsidiaries, other than violations (other than with respect to its corporate charter or bylaws) that would not reasonably be expected to have a Material Adverse Effect.

(d)                                 No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.

SECTION 6.                                               Guarantor Covenants.

From and after the date of issuance of the Notes by the Company and continuing so long as any amount remains unpaid thereon the Guarantor agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of the Note Purchase Agreement, insofar as such provisions apply to the Guarantor, as if said Sections were set forth herein in full.

SECTION 7.                                               Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(1)                                 if to an Initial Note Purchaser or such Initial Note Purchaser’s nominee, to such Initial Note Purchaser or such Initial Note Purchaser’s nominee at the address specified for such communications in Schedule B to the Note Purchase Agreement, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser’s nominee shall have specified to the Company in writing,

(2)                                 if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3)                                 if to the Guarantor, to the Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of the Treasurer, with a copy to the General Counsel, or at such other address as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 7 will be deemed given only when actually received.

SECTION 8.                                               Miscellaneous.

(a)                                 Amendment and Waiver.  This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively for a specified period of time or permanently), only with the written consent of the Guarantor and the Required Holders.

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(b)                                 Successors and Assigns.  All covenants and other agreements contained in this Guaranty bind and inure to the benefit of the Guarantor’s successors and assigns whether so expressed or not.

(c)                                  Severability.  Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)                                 Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(e)                                  Governing Law.  This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit or require the application of the laws of a jurisdiction other than such State.

(f)                                   Jurisdiction and Process; Waiver of Jury Trial.

(1)                                 The Guarantor irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in Cook County, over any suit, action or proceeding arising out of or relating to this Guaranty.  To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(2)                                 The Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 8(f)(1) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to the Company at its address specified in Section 18 of the Note Purchase Agreement or at such other address of which such holder shall then have been notified pursuant to said Section.  The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

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(3)                                 Nothing in this Section 8(f) shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(4)                                 The Guarantor hereby waives trial by jury in any action brought on or with respect to this Guaranty or any other document executed in connection herewith.

(g)                                  Payment.  The Guarantor will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreement, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

SECTION 9.                                               Indemnity.

To the fullest extent of applicable law, the Guarantor shall indemnify and save each Holder harmless from and against any losses which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an “Indemnifiable Circumstance”).  For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company but for the existence of an Indemnifiable Circumstance, net of any withholding or deduction of or on account of any tax; provided, however, that the extent of the Guarantor’s aggregate liability under this Section 9 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to Section 2.

SECTION 10.                                        Termination.

This Guaranty shall automatically, without any action on the part of any party hereto, terminate and be void and of no further force and effect if and when the Guarantor (or any successor thereto or assign thereof) is released from this Guaranty by reason of the express provisions of Section 9.7(b) of the Note Purchase Agreement or is otherwise released from this Guaranty in accordance with the terms of the Note Purchase Agreement.

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this     day of                 ,      .

[GUARANTOR], a(n) [corporation]

By:
Name:
Title:

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